UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

HEALTHCARE TRUST OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35568	20-4738467
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona		85254
(Address of Principal Executive Offices)		(Zip Code)

(480) 998-3478

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective as of December 20, 2012, Healthcare Trust of America, Inc. (“the Company”), as general partner of Healthcare Trust of America Holdings, LP (the “Operating Partnership”), executed an Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Amended and Restated Limited Partnership Agreement”) with the limited partners party thereto to allow for the transfer of the Operating Partnership’s LTIP Series C Units with the consent of the Company, which may be given or withheld by the Company in its sole and absolute discretion, provided that any such transfer shall be subject to all applicable laws (including, without limitation, any applicable federal, state or other securities laws).

This summary of the material terms of the Amended and Restated Limited Partnership Agreement is qualified in its entirety by the Amended and Restated Limited Partnership Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Agreement of Limited Partnership of Healthcare Trust of America Holdings, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST OF AMERICA, INC.

December 21, 2012	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman

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